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                                                                    EXHIBIT 99.3

                INSTRUCTIONS AS TO USE OF AVIATION SALES COMPANY
                           SUBSCRIPTION CERTIFICATES

             (CONSULT CONTINENTAL STOCK TRANSFER & TRUST COMPANY OR
                    YOUR BANK OR BROKER WITH ANY QUESTIONS)

   The following instructions relate to a rights offering (the "Rights Offering") by Aviation Sales Company, a Delaware corporation ("Aviation Sales"), to the holders of its Common Stock (the "Common Stock"), as described
in Aviation Sales' Prospectus dated        , 2001 (the "Prospectus"). Holders
of record of shares of Common Stock as of 5:00 p.m., New York City time on
   , 2001 (the "Record Date") are receiving     subscription rights
(collectively, the "Rights") for each share of Common Stock held on the Record Date. No fractional Rights will be granted; if a fractional Right would have been calculated for a holder as a result of the ratio described above, the number of Rights to be granted to such holder has been rounded up to the nearest whole Right.

   Holders of Rights are entitled to purchase one (1) share of post-reverse split Common Stock for each whole Right (the "Basic Subscription Privilege"), upon payment of $.8325 in cash per share (the "Subscription Price"). In this Rights Offering, Aviation Sales is distributing an aggregate of approximately 24,024,507 Rights exercisable to purchase an aggregate of approximately 24,024,507 shares of Common Stock (the "Shares").

   In addition, subject to the proration described below, each holder of Rights who fully exercises its Basic Subscription Privilege also has the right to subscribe for additional Shares at the Subscription Price (the "Oversubscription Privilege"). Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (as defined below). If the Shares so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such available Shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of Shares each such holder has purchased pursuant to its Basic Subscription Privilege to the extent of such holder's subscription. See the discussion set forth under "The Rights Offering" in the Prospectus. The Rights
will expire on        , 2001, at 5:00 p.m., New York City time, unless extended
(the "Expiration Date").

   The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the certificate to Continental Stock Transfer & Trust Company (sometimes referred to herein as the "Subscription Agent") in the envelope provided.

   In order to exercise Rights, Continental Stock Transfer & Trust Company must have received from you prior to 5:00 p.m. New York City time on the Expiration Date, (1) your Subscription Certificate properly executed and delivered by you, or you must have timely complied with the guaranteed delivery requirements for your Subscription Certificates, and (2) payment of the full Subscription Price for each share you wish to purchase under the Basic Subscription Privilege and the Oversubscription Privilege, including final clearance of any checks. You may not revoke any exercise of a Right.

   For a more complete description of the Rights Offering, as well as Aviation Sales' reasons for making the offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from Continental Stock Transfer &
Trust Company (toll free (   )         ).

1. SUBSCRIPTION PRIVILEGE

   To exercise Rights, complete Form 1 and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of Shares being subscribed for by (a) check
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or bank draft drawn upon a U.S. bank or U.S. postal money order payable to
Continental Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent
for such purpose at      , New York, NY, ABA No.     , Acct. No.       for the
benefit of Aviation Sales Company, Attention: Continental Stock Transfer &
Trust Company,      .

   The Subscription Price will be deemed to have been received by Continental Stock Transfer & Trust Company only upon (i) the clearance of any uncertified check, (ii) the receipt by Continental Stock Transfer & Trust Company of any certified or cashier's check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) collected funds in Continental Stock Transfer & Trust Company's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

   Alternatively, you may cause a written guarantee substantially in the form of and included with these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Certificate, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate, the number of Rights being exercised pursuant to the Basic Subscription Privilege, and the number of Shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and must guarantee the delivery to Continental Stock Transfer & Trust Company of your properly completed and executed Subscription Certificates within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by Continental Stock Transfer & Trust Company within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from Continental Stock Transfer & Trust Company, at the address, or by calling the telephone number, indicated below.

   Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Aviation Sales, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

   The address and facsimile numbers of Continental Stock Transfer & Trust Company are as follows:

          By Mail:                  By Hand Delivery:           By Overnight Courier:
____________________________  ____________________________  ____________________________
____________________________  ____________________________  ____________________________

                           By facsimile transmission:

                             (   ) _______________

   You should confirm receipt of all facsimile transmissions by calling
(   )       .

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   The address, telephone and facsimile numbers of Continental Stock Transfer &
Trust Company, for inquiries, information or requests for additional documentation is as follows:


-------------------

-------------------

-------------------

   If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating in Form 1 of your Subscription Certificate, at your election Continental Stock Transfer & Trust Company, will issue to you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive it in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Shares to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the maximum number of Rights that may be exercised for the Subscription Price payment delivered by you. If the Subscription Price payment you deliver exceeds the amount required to exercise your Basic Subscription Privilege, you will be deemed to have exercised your Oversubscription Privilege to the extent both such funds and Shares are available. Payments for Shares exceeding the number available pursuant to your Oversubscription Privilege will be refunded to you (without interest) as soon as practicable following the Expiration Date.

2. DELIVERIES.

   You will receive the following deliveries and payments to the address shown on the face of your Subscription Certificate.

   (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder who validly exercises the Basic Subscription Privilege certificates representing Shares purchased pursuant to such exercise.

   (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder who validly exercises the Oversubscription Privilege certificates representing the number of Shares allocated to such Rights holder pursuant to such exercise.

   (c) CASH PAYMENTS. As soon as practicable after the Expiration Date, Continental Stock Transfer & Trust Company will mail to each Rights holder any excess funds, without interest, received that cannot be used to purchase whole Shares.

3. TO EXERCISE RIGHTS THROUGH A BANK OR BROKER OR TO TRANSFER RIGHTS.

   (a) EXERCISE OF RIGHTS THROUGH A BANK OR BROKER. To exercise all the Rights evidenced by a Subscription Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Certificate to your bank or broker. Your Subscription Certificate should be delivered to your bank or broker in ample time for it to be exercised. Because your bank or broker cannot issue Subscription Certificates, if you wish to exercise less than all of the Rights evidenced by a Subscription Certificate, either you or your bank or broker must instruct Continental Stock Transfer & Trust Company as to the action to be taken with respect to the Rights not exercised, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the instructions in item 4 below. The Subscription Certificates evidencing the number of Rights unexercised can then be transferred by your bank or broker in accordance with the instructions in this item 3(a).

   (b) TRANSFER OF RIGHTS TO A PERMITTED TRANSFEREE. As a general matter, neither the Rights nor the Subscription Certificates are transferable and the Subscription Agent is not authorized to

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recognize the validity of any purported transfer, except that the Rights holder may transfer the Rights in whose name the Subscription Certificate was issued to a Permitted Transferee (as defined below) of such Rights holder if it has established to the Subscription Agent's satisfaction that the transferee is a Permitted Transferee of such Rights holder. To transfer all of your Rights to a Permitted Transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Certificate and have your signature guaranteed by an Eligible Institution. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued. Because only Continental Stock Transfer & Trust Company can issue Subscription Certificates, if you wish to transfer less than all of the Rights evidenced by your Subscription Certificate to a Permitted Transferee, you must instruct Continental Stock Transfer & Trust Company as to the action to be taken with respect to the Rights not transferred, or you must divide your Subscription Certificate into Subscription Certificates of appropriate smaller denominations by following the instructions in item 4 below. The Subscription Certificates evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(b). You should allow a minimum of seven to ten days for your transferee to exercise the rights evidenced by the new Subscription
Certificate. Neither Aviation Sales nor Continental Stock Transfer & Trust Company will be liable to the transferor or transferee of rights if the Subscription Certificate or other required documents are not received in time for exercise prior to the Expiration Date.

   As used herein, the term "Permitted Transferees" means: (i) a Right holder's immediate relatives, i.e., spouse, children and parents; (ii) entities wholly owned or controlled by such Right holder; (iii) if the Right holder is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls such Right holder; (iv) if the Right holder is a trust, the settlors, grantors, trustees or beneficiaries of such Right holder or immediate relatives or entities wholly owned or controlled by such settlors, grantors, trustees or beneficiaries; or; (v) and transferees receiving Rights by operation law in the event of death or dissolution of the Right holder.

   Any purported transfer by you will not be given effect until you certify to the Continental Stock Transfer & Trust Company that the transferee you name on Form 2 is a Permitted Transferee as defined above. Aviation Sales or Continental Stock Transfer & Trust Company may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

4. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

   Send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to Continental Stock Transfer & Trust Company, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued.

   Subscription Certificates may not be exercised in a manner that would result in the purchase of a fractional Share, and any instruction to do so will be rejected and rounded down to the nearest whole Share to the extent of payment actually received (with a refund to you without interest of any excess payment actually received for any fractional Share by Continental Stock Transfer & Trust Company). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Certificates in time to enable you to exercise the associated Rights by the Expiration Date. Neither Aviation Sales Company nor Continental Stock Transfer & Trust Company will be liable to either a transferor or transferee for any such delays.

5. EXECUTION.

   (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription

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Certificate without any alteration or change whatsoever. Persons who sign the
Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by Continental Stock Transfer & Trust Company in its sole and absolute discretion, must present to Continental Stock Transfer & Trust Company satisfactory evidence of their authority to so act.

   (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, Continental Stock Transfer & Trust Company dispenses with proof of authority.

   (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in instruction 3(b) above, to a transferee other than a bank or broker or Continental Stock Transfer & Trust Company.

6. METHOD OF DELIVERY.

   The method of delivery of Subscription Certificates and payment of the Subscription Price to Continental Stock Transfer & Trust Company will be at the election and risk of the Rights holder.

   IF SUBSCRIPTION CERTIFICATES AND PAYMENTS ARE SENT BY MAIL, YOU ARE URGED TO SEND THESE BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE.

   BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

   In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of Continental Stock Transfer & Trust Company, together with payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to Continental Stock Transfer & Trust Company at or prior to 5:00 p.m., New York City time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from Continental Stock Transfer & Trust Company at the address and telephone number listed above, together with payment of the appropriate Subscription Price for the number of Shares for which the Oversubscription Privilege is to be exercised.

   If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by Continental Stock Transfer & Trust Company in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

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8. SUBSTITUTE FORM W-9.

   Each Rights holder who elects to exercise the Rights should provide Continental Stock Transfer & Trust Company with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included herewith. Additional copies of the Substitute Form W-9 may be obtained upon request from Continental Stock Transfer & Trust Company at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends that may be paid by Aviation Sales on Shares purchased upon the exercise of Rights (for those holders exercising Rights).


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